Exhibit 99.1

CONTACT:	Investor Relations Eric Stoppenhagen +1-949-903-0468 eric@aurasourceinc.com

AuraSource Licenses Low-temperature Catalytic Process

Scottsdale, Arizona.— September 21, 2009 — AuraSource, Inc.. (Pink Sheets: ARAO.PK), a developer of hydrocarbon clean fuel technology, has entered into an agreement with the Energy and Environmental Research Institute of Heilongjiang (“EERI”), a Chinese government owned energy research institute which is affiliated with China Chemical Economic Cooperation Center (“CCECC”).  Under the agreement, EERI agreed to an exclusive license of EERI’s patented technology in the Gulf of Tonkin Economic and Development Area as well as Guangxi Province.

The technology consists of extracting clean fuel, such as lightweight fuel oil and oil dry gas, from bituminous oil shale by low temperature catalyzing.

Philip Liu, AuraSource’s CEO, stated, “With oil shale and low ranking coal being so prevalent worldwide, this technology will increase yields dramatically while reducing the resultant waste water, air pollution and residual pollution.”

Cao Zhide, EERI’s President, commented “AuraSource’s ability to secure high-grade oil shale resource together with its strategic location for processing oil shale puts it in a very unique position to utilize our technology.  We look forward to a long-term cooperation between our Chinese and US companies.”

About AuraSource, Inc.

AuraSource, a Nevada corporation, (“AuraSource” or the “Company”) focuses on clean energy technology development.  AuraSource developed the AuraCoal process, our patent pending technology to reduce SO2 and ash from coal pre-combustion.  AuraSource will invest in AuraCoal plants worldwide and market and distribute AuraFuel, a coal based clean industrial fuel produced by a proprietary new generation of Clean-Coal technology - AuraCoal that reduces energy costs and all but eliminates harmful emissions.

AuraSource plans to form a wholly owned foreign entity in China to acquire Hydrocarbon Clean Fuel (“HCF”) technology, to engage in research and development related to HCF technology and products based on this technology, and to license HCF technology to third parties and selling services and products derived from this technology.

We believe our HCF technology, AuraCoaltm, will be the next generation of hydrocarbon clean fuel technology. It involves grinding coal into very fine particles, mixing it with water and selected chemicals to make a slurry mixture and using a proprietary biological treatment of the coal slurry mixture to reduce heavy minerals, such as sulfur.  We believe this slurry mixture, AuraFueltm, will have sufficient fluidity to move through pipelines, process delivery piping and burner injection nozzles. Our goal is to demonstrate to power plants and similar users that our HCF technology can convert their plants to use the technology at a lower cost than any current alternative.  Given sufficient capital and development of our HCF technology, we plan to market it to plants in China and the United States with the objective of having a beta demonstration site in each country.

SAFE HARBOR STATEMENT

The information contained in this press release includes forward-looking statements.  These statements relate to future events or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.  Examples of forward-looking statements include statements related to the success of our products, the business opportunity offered by our services, the growth of our company and our compliance with the continued listing requirements of the American Stock Exchange.  You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements.  Factors that could cause actual results to differ and vary materially from expectations include, among others, our ability raise additional capital, to expand our product offerings and any transition to new products, product quality and availability, any change in business conditions, changes in our sales strategy and product development plans, competitive pricing pressures, continued market acceptance of our products, name recognition of our products, delays in the development of new technology, intellectual property and proprietary rights may not be valid or infringe the rights of others, changes in customer buying pattern issues, one-time events and other important factors disclosed previously and from time to time in our filings with the Securities and Exchange Commission.  These cautionary statements by us should not be construed as exhaustive or as any admission regarding the adequacy of disclosures made by us.  All cautionary statements should be read as being applicable to all forward-looking statements wherever they appear.  Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity.  We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.   The safe harbor for forward-looking statements contained in the Securities Litigation Reform Act of 1995 protects companies from liability for their forward looking statements if they comply with the requirements of the Act.
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